UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2018 (April 18, 2018)

MY SIZE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37370	51-0394637
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Arava St., pob 1026, Airport City, Israel, 7010000

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code  +972-3-600-9030

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 18, 2018, the Board of Directors (the “Board”) of My Size, Inc. (the “Company”) adopted, by unanimous written consent and in accordance with Section 22.1 of the Amended and Restated Bylaws (the “Bylaws”), resolutions to amend and restate the Company’s Bylaws (the “Second Amended and Restated Bylaws”)  to revise certain provisions described below. The following is a summary of changes effected by the adoption of the Second Amended and Restated Bylaws, which summary is qualified in its entirety by reference to the Second Amended and Restated Bylaws filed as Exhibit 3.1 hereto.

Article 2 – Meeting of Stockholders

•	Section 2.2 – Special meetings of the stockholders of the Company may only be called by the Board, the Chairman of the Board or the Chief Executive Officer.

•	Section 2.8 – Any action to be taken by stockholders of the Company must be effected at an annual or special meeting of stockholders and may not be effected by written consent in lieu of a meeting unless the action to be effected by such written consent has been previously approved by the Board.

•	Section 2.10 – In order for a stockholder to nominate persons for election to the Board or propose business to be brought forth at an annual meeting of stockholders of the Company, such stockholder must comply with advance notification requirements which require, among other things, notice of such proposals be delivered to the Company not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, or if no annual meeting was held in the preceding year, to be timely, such notice must be delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which a Public Announcement (as defined in the Second Amended and Restated Bylaws) of the date of such meeting is first made by the Company. In addition, a stockholder’s notice must contain information including, but not limited to the following: (i) the name and address of the stockholder; (ii) the number of shares of common stock which are owned by such stockholder as of the date of notice; and (iii) a brief description of the business desired to be brought before the meeting.

Article 3 – Board of Directors

•	Section 3.4 - Any or all of the directors may be removed from office at any time, but only for cause and only by the affirmative vote of holders of a majority of the voting power of all then-outstanding shares of capital stock of the Company entitled to vote in the election of directors.

•	Section 3.5(e) – Increases the quorum such that a majority of the directors is required for the transaction of business.

•	Section 3.8(b) – Specifies that a majority of the total number of members of a committee shall constitute a quorum.

Article 10

•	Unless the Company consents in writing to the selection of an alternative forum, all Internal Corporate Claims shall be brought solely and exclusively in the Court of Chancery of the State of Delaware (or, if such court does not have jurisdiction, the Superior Court of the State of Delaware, or, if such other court does not have jurisdiction, the United States District Court for the District of Delaware). “Internal Corporate Claims” means claims, including claims in the right of the Company, brought by a stockholder (including a beneficial owner) (i) that are based upon a violation of a duty by a current or former director or officer or stockholder in such capacity or (ii) as to which the Delaware General Corporation Law confers jurisdiction upon the Court of Chancery of the State of Delaware.

The foregoing description of the Second Amended and Restated Bylaws does not purport to be complete and is qualified in its entirety by reference to the complete text of each of such document, which is filed as Exhibit 3.1 hereto, and which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

3.1	Second Amended and Restated Bylaws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MY SIZE, INC.

Date: April 24, 2018	By:	/s/ Ronen Luzon
	Name:	Ronen Luzon
	Title:	Chief Executive Officer